EXHIBIT 99.01

Regarding the section of the definitive proxy statement filed by Shopping.com on July 1, 2005 (the “Proxy”) under the caption “Opinion of Shopping.com’s Financial Advisor” beginning on page 20 Shopping.com hereby adds the following supplemental disclosures:

1. The following information supplements the disclosures made in the description of the Implied Transaction Statistics, beginning on page 22 of the Proxy.

Shopping.com management case 1 assumed no change in the competitive landscape, which management believed was unlikely. Shopping.com management case 1 assumed significantly greater growth in both organic traffic (that is, traffic generated from users bookmarking or typing “shopping.com” in a web browser) and SEM traffic (that is, traffic generated from search engines where Shopping.com pays for referrals through advertising placement) than did Shopping.com management case 2. In 2010, the number of organic visitors assumed by Shopping.com management case 1 was 40% higher than the number assumed in case 2, and the number of SEM visitors assumed by Shopping.com management case 1 was 33.6% higher than the number assumed in case 2. These significant variances in visitor traffic resulted in significant differences in revenue growth under Shopping.com management case 1 and case 2. Shopping.com management case 2 also assumed an increasing cost per lead, which, together with the significant differences in revenue growth, resulted in a significant reduction in gross margins. Both management case 1 and management case 2 assumed similar levels of capital expenditures, as similar investments in the company’s infrastructure were deemed necessary under either scenario.

2. The following information supplements the summary of the Public Market Trading Valuation Analyses, which begins on page 25 of the Proxy.

Of the various financial metrics that Credit Suisse First Boston reviewed with respect to the selected comparable companies as described in the Proxy, based on its experience and judgment Credit Suisse First Boston deemed the multiple of fully diluted aggregate value to estimated 2006 EBITDA to be the most relevant financial metric for purposes of this analysis.

In calculating that the median of the multiples of fully diluted aggregate value to estimated 2006 EBITDA for the small/mid-cap sector leaders and search and lead generation companies were 8.9x and 7.3x, respectively, Credit Suisse First Boston excluded Bankrate, Inc. and Homestore, Inc., which were deemed to be less relevant than the other selected companies for purposes of this analysis.

With respect to the publicly available research analyst’s estimates that were used by Credit Suisse First Boston for purposes of the Implied Transaction Statistics analysis, the Public Market Trading Valuation Analysis and the Precedent Transaction Analysis, the management of Shopping.com, after discussion with Credit Suisse First Boston, authorized Credit Suisse First Boston to use estimates published by one research analyst that were deemed by management of Shopping.com to be the most complete set of estimates.

3. The following information supplements the summary of the Precedent Transactions Analysis, which begins on page 26 of the Proxy.

In addition to calculating the multiples of fully diluted aggregate value to estimated NTM EBITDA for the selected precedent transactions, Credit Suisse First Boston also calculated the multiples of the fully diluted aggregate value of each target company to the last twelve month revenues (LTM) of the target company at the time of the transaction, estimated NTM revenues and LTM EBITDA. Of these financial metrics, based on its experience and judgment Credit Suisse First Boston deemed the multiple of fully diluted aggregate value to NTM EBITDA to be the most relevant financial metric for purposes of this analysis. In calculating that the median multiple of fully diluted aggregate value to estimated NTM EBITDA for the precedent transactions was 22.2x, Credit Suisse First Boston used the five precedent transactions for which sufficient information was publicly available. Based on the calculated multiples for the five precedent transactions for which sufficient information was publicly available and on its experience and judgment, for purposes of this analysis Credit Suisse First Boston derived a range of multiples of fully diluted aggregate value to NTM EBITDA of 14.0x to 22.0x.

4. The following information appears below the description of the Discounted Cash Flow Analyses on page 27 of the Proxy.

Other Information

Among such other information, financial studies, analyses and investigations and financial, economic and market criteria that Credit Suisse First Boston reviewed and considered, Credit Suisse First

Boston reviewed publicly available research analysts’ estimates for Shopping.com. Credit Suisse First Boston noted that the price targets set by seven research analysts based on publicly available information ranged from $15.00 to $26.00. The median of such price targets was $24.00 and the mean price target was $22.80.